UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2013

WELLS CORE OFFICE INCOME REIT, INC.
(Exact name of registrant specified in its charter)

Maryland	000-54248	26-0500668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

6200 The Corners Parkway
Norcross, Georgia 30092-3365
(Address of principal executive offices)

Registrant's telephone number, including area code: (770) 449-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Amended and Restated Distribution Reinvestment Plan

On December 16, 2013, the board of directors of Wells Core Office Income REIT, Inc. (the “Company”) amended and restated the Company’s distribution reinvestment plan (the “Amended DRP”), effective immediately. The material changes made in the Amended DRP reflect the fact that Wells Investment Securities, Inc., the Company’s dealer manager (“WIS”), and participating broker-dealers will no longer participate in the Amended DRP on an ongoing basis. However, the Amended DRP does require that a stockholder’s initial enrollment in the Amended DRP or a stockholder’s election to increase his or her level of participation in the Amended DRP be made through such stockholder’s broker-dealer. A copy of the full Amended DRP is filed as Exhibit 99.1 to this Current Report.

Updated Suitability Requirements for Ohio Participants in the Amended DRP

The following suitability requirement replaces, in its entirety, the existing suitability requirement applicable to Ohio investors in the “Suitability Standards” section of the prospectus for the Amended DRP contained in the Company’s Registration Statement on Form S-3 (Registration No. 333-163411) as filed with the Securities and Exchange Commission on June 13, 2013:

•
Ohio - In addition to meeting one of the above general suitability standards, an investor's aggregate investment in us, our affiliates, and other non-traded real estate investment trusts may not exceed 10% of his, her, or its liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Amended and Restated Distribution Reinvestment Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS CORE OFFICE INCOME REIT, INC.

Dated: December 18, 2013	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amended and Restated Distribution Reinvestment Plan